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                           QUESTAR PIPELINE COMPANY
                     Medium-Term Notes, Series A, Due from
                  Nine Months to 30 Years from Date of Issue
                            DISTRIBUTION AGREEMENT

                                                               August   , 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

SALOMON BROTHERS INC
388 Greenwich Street
New York, New York  10013

Dear Sirs:

         Questar Pipeline Company, a Utah corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Brothers Inc ("Salomon Brothers" and together with Merrill Lynch, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, due from nine months to 30 years from date of issue, described herein (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of August 17, 1998, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and First Security Bank, N.A., as trustee (the "Trustee").

         As of the date hereof, the Company has authorized the issuance and sale of up to $175,000,000 aggregate principal amount of Notes directly or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be distributed by the Company or through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.


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         This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the related Agent or the Agents) to one or more Agents as principal for resale to purchasers.

         The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (No. 333-    ) for the
registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

         SECTION 1.  Appointment as Agents.

         (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents, except as otherwise provided in this Section 1(a), as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof if requested by such Agent. The Company agrees that, except as otherwise provided in this Section 1(a), during the period the Agents are acting as the Company's agents hereunder, the Company will not engage any other party to assist in the placement of the Notes (other than any person or entity which, by executing a counterpart of this Agreement, becomes an Agent hereunder). Notwithstanding the foregoing, the Company reserves the right to
(i) appoint additional agents for the purpose of placing Notes in one or more discrete transactions during the term of this Agreement under the terms of an agreement substantially identical to this Agreement (provided that the commission to be paid to such additional agents in connection with the sale of any Note shall be the applicable commission determined pursuant to Section 3(a) hereof), and (ii) sell Notes to one or more underwriters in one or more underwritten transactions

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so long as such underwriter or underwriters shall execute an agreement substantially identical to this Agreement relating to such underwritten transaction or transactions, provided that in each such case no such agreement will appoint any such agent or underwriter as an agent under this Agreement except as relates to the related transaction or transactions. The Company shall give prompt written notice to the Agents of the occurrence of any event described in clause (i) or (ii) above. As used herein, the term "Agent", in addition to Merrill Lynch and Salomon Brothers, refers to each person or entity which, at any particular time, is an agent or underwriter, as the case may be, for the Company hereunder as evidenced by its execution of a counterpart of this Agreement.

         (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit offers to purchase such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of offers to purchase Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company shall have the sole right to accept or reject any proposed purchase of the Notes, in whole or in part and any such rejection shall not be deemed a breach of the Company's agreement contained herein.

         (c) Solicitations as Agents; Purchases as Principals. In soliciting offers to purchase the Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by the Agents as principal, pursuant to a Terms Agreement or otherwise), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) hereof if requested by such Agent.

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         (d) Reliance. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

         SECTION 2.  Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                  (i) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission promulgated under the 1939 Act. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Agents expressly for use in the Registration Statement or Prospectus.

                  (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated

                                      4

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         therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (iii) Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus are, to the best knowledge of the Company, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (v) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated herein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for the regular dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                  (vii) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified

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         as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (viii) Capital Stock. The shares of issued and outstanding common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (ix) Authorization and Validity of the Indenture and the Notes. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and the Indenture will be duly qualified under the 1939 Act and will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equitable principles; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus.

                  (x) No Defaults; Regulatory Approvals. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which violations or defaults in the aggregate would have a Material Adverse Effect; and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, except as expressly contemplated in the Indenture or except as would not have a Material Adverse Effect, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result

                                      6

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         in any violation of the provisions of the charter or by-laws of the
         Company or, except as would not have a Material Adverse Effect, any applicable law, administrative regulation or administrative or court decree.

                  (xi) Legal Proceedings; Contracts. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which would materially and adversely affect the properties or assets thereof or which would materially and adversely affect the consummation of this Agreement or any Terms Agreement; all pending legal or governmental proceedings to which the Company of any subsidiary is a party or which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                  (xii) No Governmental Authorization. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws and except as have been obtained.

                  (xiii) Possession of Permits. The Company and its subsidiaries possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as are necessary to conduct the business now operated by them, except those the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification thereof which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

                  (xiv) Investment Company Act. Neither the Company nor any of its subsidiaries is regulated or required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xv) Ratings. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated [ ] by Moody's Investors Service, Inc. and [ ] by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

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         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to one or more Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

         SECTION 3. Solicitations as Agents; Purchases as Principals.

         (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, when acting as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. In connection with the solicitation of offers to purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and documents incorporated by reference in the Prospectus.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and the Agents, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.

         The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

        (b) Purchases as Principals. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which

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may be an oral agreement) between one or more Agents and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with the Agents in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased by the Agents. Such Terms Agreement shall also specify whether or not any officer's certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

         (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement between the Company and the Agents or, with respect to the sale of the Notes to one or more Agents as principal, unless modified by the applicable Terms Agreement. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         (d) Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on the date hereof, or at such other time or place as the Agents and the Company may agree.

         SECTION 4.  Covenants of the Company.

         The Company covenants with the Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance

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by the Commission of any stop order suspending the effectiveness of the
Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates, maturity or price of Notes or relating solely to an offering of debt securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel to the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as each such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state

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any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements purchasing prior to the date on which such financial information is released to the general public.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, by the filing of documents pursuant to the 1934 Act in the ordinary course, the 1933 Act or otherwise cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year included in such release (but not any narrative information included in each such release), as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, cause the Registration Statement and the Prospectus to be amended, by the filing of documents pursuant to the 1934 Act in the ordinary course, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company=s fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement. Nothing in this Section 4(h) shall require the Company to make such earnings statement available more frequently than once in any period of twelve months.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of or otherwise dispose of, or announce the offering of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper or borrowings from commercial banks or affiliates of the Company in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

         (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Section 7 hereof during any period from the time (i) the Agents shall have been notified by the Company to suspend solicitation of offers to purchase the Notes in their capacity as agents and (ii) the earlier of the date on which no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement and the date which is 30 days (nine months with respect to subsection (e) of this Section) from the date on which the Agents shall have received written notice from the Company to suspend solicitation of purchases of the Notes, to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any Agent.

         SECTION 5.  Conditions of Obligations.

         The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes as principals pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents and their counsel:

                  (1) Opinion of Gary G. Sackett. The opinion of Gary G. Sackett, counsel for the Company, who may rely as to all matters governed by Federal and New York law upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP referred to below, to the effect that:

                           (i) The Company has been duly incorporated and is
                  an existing corporation in good standing under the laws of the State of Utah.

                           (ii) The Company has corporate power and authority
                  to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

                           (iii) The sale and issuance of the Notes have been
                  duly authorized by the requisite corporate action on the part of the Company and the Notes, when executed and authenticated in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in expressing the opinion set forth in this paragraph (iii), such counsel may assume that the Trustee's certificate of authentication of the Notes have been manually signed by one of the Trustee's authorized officers and that the Notes, in the form delivered to the Agents, conform to the specimens of the Notes examined by such counsel, which facts need not be verified by an inspection of the individual Notes.

                           (iv) The execution, delivery and performance of the
                  Indenture and of this Agreement and any applicable Terms Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any order known to such counsel of any governmental agency having jurisdiction over the Company or any of its properties or any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, which would cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company or affect the validity of the Notes or the legal authority of the Company to comply with the terms of the Notes, the Indenture, this Agreement or any applicable Terms Agreement or (b) the charter or by-laws of the Company; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and any Terms Agreement.

                           (v) The Indenture has been duly authorized,
                  executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (vi) This Agreement and any applicable Terms
                  Agreement have each been duly authorized, executed and delivered by the Company.

                           (vii) No authorization, approval or consent of any
                  governmental authority or agency is necessary in connection with the transactions contemplated by this Agreement and any Terms Agreement, except such as may be required under the 1933 Act, the 1939 Act, state securities or Blue Sky laws, and except as have been obtained.

                  (2) Opinion of Company Counsel. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, to the effect that:

                           (i) The Notes, when approved for issuance, executed
                  and authenticated in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in expressing the opinion set forth in this paragraph (i), such counsel may assume that the Trustee's certificates of authentication of the Notes have been manually signed by one of the Trustee's authorized officers and that the Notes, in the form delivered to the Agents, conform to the specimens thereof, examined by such counsel, which facts need not be verified by an inspection of the individual Notes.

                           (ii) The Notes and the Indenture conform in all
                  material respects to the descriptions thereof contained in the Prospectus.

                           (iii) The Indenture has been duly executed and
                  delivered by the Company (to the extent such execution and delivery are matters governed by the laws of the State of New York) and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (iv) This Agreement and any applicable Terms
                  Agreement have each been duly executed and delivered by the Company (to the extent such execution and delivery are matters governed by the laws of the State of New York).

                           (v) The Registration Statement and the Prospectus,
                  as of their respective effective or issue dates (but excluding the Form T-1 and the financial statements and the related notes, schedules and other financial data included or incorporated by reference in or excluded from the Registration Statement or the exhibits thereto, as to which such counsel need express no opinion), and the Indenture appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act, as applicable, except that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus except to the extent set forth in paragraph (ii) above.

                           (vi) Such counsel does not know of any legal or
                  governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, nor of any contracts or documents required to be filed as exhibits to the Registration Statement which are not described and filed as required.

                           (vii) No authorization, approval or consent of any
                  governmental authority or agency is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement and any applicable Terms Agreement, except such as may be required by the 1933 Act, the Trust Indenture Act, state securities or Blue Sky laws and except as have been obtained.

                  (3) Opinion of Counsel to the Agents. The opinion of Brown & Wood LLP, counsel to the Agents, who may rely as to all matters governed by Utah law upon the opinion of Gary G. Sackett, referred to above, covering the matters referred to in subparagraph (1) under the subheading (i) and subparagraph (2) under the subheadings (i) through
         (v), inclusive, above.

                  (4) In giving their opinions as of the date hereof required by subsection (a)(2) and (a)(3) of this Section, Skadden, Arps, Slate, Meagher & Flom LLP and Brown & Wood LLP shall each additionally state the time and date on which Registration Statement was declared effective under the 1933 Act, or if such counsel have not received an effectiveness order from the Commission, that such counsel have been advised by the Commission of the time and date on which the Registration Statement was declared effective and the Indenture was qualified under the Trust Indenture Act and, to the best of such counsel's knowledge, that no stop order suspending the Registration Statement's effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. In addition, each such counsel shall state that they have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company, and the Agents, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they express no opinion or belief with respect to the Form T-1 or to the financial statements and the related notes, schedules and other financial data included in or excluded from the Registration Statement or the exhibits thereto or incorporated by reference in such Registration Statement or Prospectus.

                  (5) In giving his opinion required by Section 7(c), Gary G. Sackett shall additionally state the time and date on which Registration Statement was declared effective under the 1933 Act, or if such counsel has not received an effectiveness order from the Commission, that such counsel has been advised by the Commission of the time and date on which the Registration Statement was declared effective and, to the best of such counsel's knowledge, that no stop order suspending the Registration Statement's effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. In addition, such counsel shall state that he has participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company, and the Agents, at which the contents of the Registration Statement, the Prospectus and any amendments or supplements thereto, and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any amendments or supplements thereto and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead him to believe that the Registration Statement, at the date thereof, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date thereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that he expresses no opinion or belief with respect to the Form T-1 or to the financial statements, schedules and other financial data included in or excluded from the Registration Statement or the exhibits thereto or incorporated by reference in such Registration Statement or Prospectus.

         (b) Officer's Certificate. At the date hereof the Agents shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

         (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Ernst & Young LLP, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents, to the effect that:

                  (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and no information concerning their relationship with or interest in the Company is required by Item 10 of the Registration Statement.

                  (ii) It is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and covered by their opinions incorporated therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

                  (iii) They have read any unaudited financial statements included in the Registration Statement and Prospectus.

                  (iv) On the basis of the reading referred to in clause (iii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that: (A) the unaudited financial statements, if any, included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the regulations promulgated under the 1934 Act or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein; (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any decrease in the net current assets or net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus; or (C) for the twelve-month period ending on the closing date of the latest available income statement read by such accountants, or from such latest available income statement read by such accountants to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in total revenues, operating income or income (in each case, from continuing operations), or (with respect only to quarterly accounting periods) in the ratio of earnings to fixed charges; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur.

                  (v) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

         (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent party thereto, any applicable Terms Agreement) may be terminated by any of the Agents (as to itself only) by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in
Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

         SECTION 6. Delivery of and Payment for Notes Sold through the Agents.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company's account.

         SECTION 7. Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to one or more of the Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Subject to the provisions of
Section 4(l) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents as soon as practicable a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents and to counsel to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Subject to the provisions of Section 4(l) hereof and unless the Agents shall otherwise specify, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, maturity or price of the Notes or similar changes or solely for the inclusion of additional financial information or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus, or, if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished as soon as practicable to the Agents and to counsel to the Agents a written opinion of each of Gary G. Sackett, counsel for the Company and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, or other counsel satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents and to counsel to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1), 5(a)(2) and 5(a)(5) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Subject to the provisions of Section 4(l) hereof and unless the Agents shall otherwise specify, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or, (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause Ernst & Young LLP or other independent certified public accountants reasonably satisfactory to the Agents, as soon as practicable to furnish the Agents a letter, dated the date of the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

         SECTION 8.  Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 8(c) hereof, the reasonable fees and disbursements of counsel chosen by each Agent) in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or special counsel for the Company by or on behalf of any Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         (b) Indemnification of Company. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, liability, claim, damage, expense or action as such expenses are incurred.

         (c) General. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties hereto), unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided however, this provision does not limit the indemnifying party from contesting the reasonableness and appropriateness of the attorneys' fees and expenses.

         SECTION 9.  Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Agents, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through or by it to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. The Agents' obligations in this Section 9 to contribute are several in proportion to their respective obligations and not joint.

         SECTION 10.  Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                  (a) The printing and filing of the Registration Statement as originally filed and each amendment thereto and the Prospectus and any amendments or supplements thereto;

                  (b) The preparation, filing and reproduction of this Agreement;

                  (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                  (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

                  (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

                  (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                  (g) The printing and delivery to the Agents of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                  (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

                  (i) Any fees charged by rating agencies for the rating of the Notes;

                  (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                  (k) Any advertising and other out-of-pocket expenses of the Agent incurred with the prior written approval of the Company;

                  (l) The cost of providing any CUSIP or other identification numbers for the Notes; and

                  (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person of, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 12.  Termination.

         (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents upon the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company's notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

         (b) Termination of a Terms Agreement. The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement, impracticable to market the Notes subject to such Terms Agreement or enforce contracts for the sale of such Notes, or (iii) if trading in the Notes has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Utah authorities, or (iv) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities (including the Notes) of the Company, or (v) if there shall have come to the Agent's or Agents' attention any facts that would cause such Agent or Agents to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

         SECTION 13.  Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

         Questar Pipeline Company
         180 East 100 South Street
         P.O. Box 45360
         Salt Lake City, Utah  84145-0360
         Attention:  Vice President, Treasurer and
                         Chief Financial Officer
         Telecopy:  (801) 324-5483

         If to Merrill Lynch:

         Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
         North Tower - 10th Floor

         World Financial Center
         New York, New York  10281-1310
         Attention:  MTN Product Management,
         Telecopy:  (212) 449-2234

         If to Salomon Brothers:

         Salomon Brothers Inc
         390 Greenwich Street - 4th Floor
         New York, New York  10013
         Attention:  MTN Product Management/Origination
         Telecopy:  (212) 723-8854

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

         SECTION 14.  Governing Law.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

         SECTION 15.  Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         SECTION 16.  Captions.

         The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                        Very truly yours,



                                        QUESTAR PIPELINE COMPANY

                                        By:
                                           --------------------------------
                                            Stephen E. Parks
                                            Vice President, Treasurer and Chief
                                            Financial Officer

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

By:
   ----------------------------------
    Name:
    Title:

SALOMON BROTHERS INC

By:
   ----------------------------------
    Name:
    Title:

                                                                      EXHIBIT A

Questar Pipeline Company
180 East 100 South
Salt Lake City, Utah  84145

         Re: Distribution Agreement among the Questar Pipeline Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc dated August __, 1998

         The undersigned agrees to purchase the following principal amount of the Medium-Term Notes, Series A, referred to in the above-mentioned
Agreement:  $___________________

         [The undersigned agrees to purchase the aggregate principal amount of Medium-Term Notes, Series A, referred to in the above-mentioned Agreement set forth below:]

         [Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated   ...........................   $___________]

         [Salomon Brothers Inc   ..............................   $___________]

         The terms of such Medium-Term Notes, Series A, shall be as set forth below.

         Interest Rate:

         If Fixed Rate Note:
                  Interest Rate:
                  Interest Payment Dates (if other than April 1 and October 1):
                  Regular Record Dates (if other than March 15 and
                  September 15):

         If Floating Rate Note:
                  Base Rate or Rates:
                  Initial Interest Rate:
                  Initial Interest Reset Date:
                  Spread, if any:
                  Spread Multiplier, if any:
                  Interest Reset Date(s):
                  Interest Payment Date(s):
                  Index Maturity:
                  Maximum Interest Rate, if any:
                  Minimum Interest Rate, if any:
                  Interest Payment Period:
                  Interest Reset Period:

                  Calculation Agent (if other than First Security Bank, N.A.):

                  If Redeemable:

                           Redemption Commencement Date:
                           Redemption Percentage:
                           Annual Redemption Percentage:

                  If Repayable:
                           Optional Repayment Date(s):

         Principal Amount:  $
         Stated Maturity:
         Trade Date:
         Issue Price:         %
         Agent's Discount or Commission:
         Original Issue Date:
         Settlement Date and Time:
         Additional Terms:

         The Certificate referred to in Section 7(b), the opinions of counsel referred to in Section 7(c) and the accountants' letter referred to in Section 7(d) of the above-mentioned Agreement will [not] be required, and the stand-off agreement set forth in Section 4(k) of the above-mentioned Agreement will [not] be applicable.

         This Agreement and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

        If the foregoing is in accordance with our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                  [MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED]

                                  By:
                                     -----------------------------------------
                                              Authorized Signatory

                                  [SALOMON BROTHERS INC]

                                  By:
                                     -----------------------------------------
                                              Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written.


QUESTAR PIPELINE COMPANY

By:
   --------------------------------
    Name:
    Title:

                                  SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                         PERCENT OF
MATURITY RANGES                                       PRINCIPAL AMOUNT
---------------                                       ----------------

From 9 months to less than 1 year................            .125%

From 1 year to less than 18 months...............            .150

From 18 months to less than 2 years..............            .200

From 2 years to less than 3 years................            .250

From 3 years to less than 4 years................            .350

From 4 years to less than 5 years................            .450

From 5 years to less than 6 years................            .500

From 6 years to less than 7 years................            .550

From 7 years to less than 10 years...............            .600

From 10 years to less than 15 years..............            .625

From 15 years to less than 20 years..............            .700

From 20 years to 30 years........................            .750